Exhibit 23.02

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Amendment No. 2 to the Registration Statement on Form S-1 of Under Armour, Inc. and its subsidiaries of our report dated March 10, 2006, relating to the financial statements and financial statement schedule, which appears in Under Armour, Inc. and its subsidiaries Annual Report on Form 10-K for the year ended December 31, 2005. We also consent to the reference to us under the headings “Experts” in such Registration Statement.

/s/  PricewaterhouseCoopers LLP

Baltimore, Maryland

May 22, 2006